SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2004

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 288-2382

(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.

BUCA, Inc. today announced that it expects to implement a price increase of approximately 1.5% at its Buca di Beppo and Vinny T’s of Boston restaurants on July 1, 2004. However, the actual timing of implementing the price increase and the actual amount of the price increase at each brand is dependent upon a number of factors, including the menu mix at each brand, general economic conditions at various regions of the country, changes in consumer preferences and competitive factors. The company disclaims any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2004	BUCA, INC.
(Registrant)

	By	/s/ Greg A. Gadel
Greg A. Gadel
Executive Vice President, Chief Financial Officer, Treasurer and Secretary